Exhibit 99.1


          Digital Recorders, Inc. Announces Electronic Destination
     Sign System Orders for Latin American BusinessUnit; Mobitec Brazil
         Ltda. Receives Orders Valued at More Than $1.9 Million USD


    DALLAS--(BUSINESS WIRE)--May 31, 2005--Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a market leader in transportation, law enforcement, and security digital communications systems, announced today that its Latin American business unit, Mobitec Brazil Ltda., has received orders from two Brazilian bus manufacturers for more than 1,000 electronic destination sign systems for use on new buses in Santiago, Chile.
    "The Mobitec(R) electronic destination sign system has been a brand of choice for the transportation industry in Latin America since 1997. Valued at more than $1.9 million USD, the orders will be delivered during 2005 and the first half of 2006. Mobitec Brazil Ltda. management and staff are to be commended for demonstrating their ability to deliver high quality, technologically competitive products at attractive prices, and with strong customer service support. Our customers expect this level of superior service," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.

    About the Mobitec Brazil Ltda. Business Unit

    Mobitec Brazil Ltda., based in Caxias do Sul, Brazil, manufactures and sells electronic destination sign systems to OEM bus manufacturers located primarily in Brazil that ship its products throughout Latin America and the Middle East. Mobitec Brazil Ltda., a 50 percent owned business unit of the Company's Mobitec AB subsidiary, was established in 1999 and acquired in June 2001 as part of the Company's acquisition of Mobitec AB. The remaining 50 percent is owned by the business unit's managing director.

    About the Mobitec AB Subsidiary

    The premier supplier of electronic destination sign systems in the Nordic markets, the Company's Mobitec AB subsidiary is highly respected for its products, technology, service, and quality. Based in Herrljunga, Sweden, Mobitec AB has business units in Australia and Germany, and the joint venture business unit in Brazil. Its acquisition in June 2001 significantly expanded DRI's geographical reach.

    About the Company

    Digital Recorders, Inc. is a market leader in transportation, law enforcement, and security digital communications systems using proprietary hardware and software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products -- TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Internet-based passenger information systems, and computer-aided dispatch/ automatic vehicle locating and monitoring systems -- enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    Forward-Looking Statements

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning this order, its anticipated delivery, our future revenue projections, as well as any statement, express or implied, concerning future events or expectations is a forward looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including assumptions behind future revenue projections that may not prove accurate over time. Other risks and uncertainties are set forth in our Annual Report on Form 10-K filed April 1, 2005, including those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             veronicam@digrec.com